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                                                                    Exhibit (21)

                                STEPAN COMPANY
                          SUBSIDIARIES OF REGISTRANT

Subsidiary                                        Organized under the Laws of:
- ----------                                        ----------------------------

Stepan Europe                                               France
Stepan Canada, Inc.                                         Canada
Stepan Mexico, S.A. de C.V.                                 Mexico